   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1999.


                                                      REGISTRATION NO. 333-85999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        NEXT LEVEL COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3674                          94-3342408
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                             6085 STATE FARM DRIVE
                         ROHNERT PARK, CALIFORNIA 94928
                                 (707) 584-6820
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JAMES T. WANDREY
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        NEXT LEVEL COMMUNICATIONS, INC.
                             6085 STATE FARM DRIVE
                         ROHNERT PARK, CALIFORNIA 94928
                                 (707) 584-6820
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

      JAY K. HACHIGIAN, ESQ.            RAYMOND W. WAGNER, ESQ.         VINCENT J. PISANO, ESQ.
     GUNDERSON DETTMER STOUGH         SIMPSON THACHER & BARTLETT         SKADDEN, ARPS, SLATE,
 VILLENEUVE FRANKLIN & HACHIGIAN,        425 LEXINGTON AVENUE             MEAGHER & FLOM LLP
                LLP                    NEW YORK, NEW YORK 10017            919 THIRD AVENUE
      155 CONSTITUTION DRIVE                (212) 455-2000             NEW YORK, NEW YORK 10022
   MENLO PARK, CALIFORNIA 94025                                             (212) 735-3000
          (650) 321-2400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     This Amendment No. 5 to the Form S-1 Registration Statement is being filed for the sole purpose of filing exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration fee.......................................  $   34,750
NASD fee...................................................      13,000
Nasdaq National Market listing fee.........................      95,000
Printing and engraving expenses............................     400,000
Legal fees and expenses....................................   1,600,000
Accounting fees and expenses...............................     500,000
Blue sky fees and expenses.................................       5,000
Transfer agent fees........................................      15,000
Miscellaneous fees and expenses............................     137,250
                                                             ----------
          Total............................................  $2,800,000
                                                             ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law." Reference is made to Section 6 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three years, a predecessor to the Registrant sold securities in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     In January 1998, Next Level Communications, a subsidiary of General Instrument, acquired an 89% limited partner interest in Next Level Communications L.P. (the "Partnership") in exchange for the net assets, management and workforce of Next Level Communications.

     In January 1998, General Instrument advanced $75.0 million to the Partnership in exchange for a note convertible by the partnership into shares. The Partnership used these funds for general working capital.

     From November 1998 through May 1999, Next Level Communications has provided an additional $50.0 million of capital contribution in return for an increase in its partnership interest from 89% to 90.4%. The Partnership used these funds for general working capital.

     The sale of the above securities was deemed to be exempt from registration under the Act in reliance upon Section 4(2) of the Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities used in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


      EXHIBIT
       NUMBER                                 DESCRIPTION
      -------                                 -----------
       1.1**     --   Form of Underwriting Agreement (preliminary form).
       2.1**     --   Form of Merger Agreement among General Instrument
                      Corporation, Spencer Trask Investors LLC, Next Level
                      Communications, Next Level Communications L.P. and
                      Registrant.
       3.1**     --   Form of Restated Certificate of Incorporation to be filed
                      upon the closing of this offering.
       3.2**     --   Bylaws of the Registrant.
       4.1       --   Reference is made to Exhibits 3.1 and 3.2
       4.2**     --   Form of Registration Rights Agreement among General
                      Instrument Corporation, Spencer Trask Investors LLC and
                      Registrant.
       4.3*      --   Specimen Common Stock certificate.
       5.1**     --   Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP.
       9.1**     --   Form of Voting Trust Agreement among General Instrument
                      Corporation, Registrant and Chase Mellon Shareholder
                      Services LLC.
      10.1**     --   Form of Indemnification Agreement.

      EXHIBIT
       NUMBER                                 DESCRIPTION
      -------                                 -----------
      10.2**     --   Form of Corporate and Intercompany Agreement between General
                      Instrument Corporation and Registrant.
      10.3**     --   1999 Equity Incentive Plan.
      10.4**     --   1999 Employee Stock Purchase Plan.
      10.5**     --   Patent and Technical Information Cross-License Agreement.
      10.8+***   --   Agreement between U S WEST Communications, Inc. and the
                      Registrant.
      10.9+***   --   Agreement by and among Telesector Resources Group, Inc.,
                      General Instrument Corporation and the Registrant.
      10.10+***  --   Agreement between the Registrant and SCI Technology, Inc.
      10.11+**   --   Agreement between the Registrant and CMC Mississippi, Inc.
      10.12**    --   1999 Stock Plan.
      23.1**     --   Independent Auditors' Consent.
      23.2**     --   Consent of Counsel. Reference is made to Exhibit 5.1.
      24.1**     --   Power of Attorney (see page II-5).
      27.1**     --   Financial Data Schedule.
      99.1**     --   Consent of Lynn Forester filed pursuant to Rule 438 under
                      the Securities Act.
      99.2**     --   Consent of John McCartney filed pursuant to Rule 438 under the Securities Act.
      99.3**     --   Consent of Paul S. Latchford filed pursuant to Rule 438
                      under the Securities Act.


---------------
*   To be supplied by amendment.

**  Previously filed.

*** Filed herewith.

+ Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

(b) FINANCIAL STATEMENT SCHEDULES

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rohnert Park, State of California, on this 3rd day of November, 1999.


                                       NEXT LEVEL COMMUNICATIONS, INC.

                                       By:       /s/ JAMES T. WANDREY*
                                          --------------------------------------
                                                     James T. Wandrey
                                                  Senior Vice President
                                               and Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


/s/ PETER W. KEELER*                         Chief Executive Officer,   November 3, 1999
------------------------------------------     (Principal Executive
Peter W. Keeler                              Officer) Chairman of the
                                                      Board
                                                  and President

/s/ JAMES T. WANDREY                        Senior Vice President and   November 3, 1999
------------------------------------------   Chief Financial Officer
James T. Wandrey                             (Principal Financial and
                                               Accounting Officer)

/s/ RICHARD C. SMITH*                                Director           November 3, 1999
------------------------------------------
Richard C. Smith

        *By: /s/ JAMES T. WANDREY
   ------------------------------------
             James T. Wandrey
             Attorney-in-fact

                                 EXHIBIT INDEX


      EXHIBIT
       NUMBER                                 DESCRIPTION
      -------                                 -----------
       1.1**     --   Form of Underwriting Agreement (preliminary form).
       2.1**     --   Form of Merger Agreement among General Instrument
                      Corporation, Spencer Trask Investors LLC, Next Level
                      Communications, Next Level Communications L.P. and
                      Registrant.
       3.1**     --   Form of Restated Certificate of Incorporation to be filed
                      upon the closing of this offering.
       3.2**     --   Bylaws of the Registrant.
       4.1       --   Reference is made to Exhibits 3.1 and 3.2.
       4.2**     --   Form of Registration Rights Agreement among General
                      Instrument Corporation, Spencer Trask Investors LLC and
                      Registrant.
       4.3*      --   Specimen Common Stock certificate.
       5.1**     --   Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP.
       9.1**     --   Form of Voting Trust Agreement among General Instrument
                      Corporation, Registrant and Chase Mellon Shareholder
                      Services LLC.
      10.1**     --   Form of Indemnification Agreement.
      10.2**     --   Form of Corporate and Intercompany Agreement between General
                      Instrument Corporation and Registrant.
      10.3**     --   1999 Equity Incentive Plan.
      10.4**     --   1999 Employee Stock Purchase Plan.
      10.5**     --   Patent and Technical Information Cross-License Agreement.
      10.8+***   --   Agreement between U S WEST Communications, Inc. and the
                      Registrant.
      10.9+***   --   Agreement by and among Telesector Resources Group, Inc.,
                      General Instrument Corporation and the Registrant.
      10.10+***  --   Agreement between the Registrant and SCI Technology, Inc.
      10.11+**   --   Agreement between the Registrant and CMC Mississippi, Inc.
      10.12**    --   1999 Stock Plan.
      23.1**     --   Independent Auditors' Consent.
      23.2**     --   Consent of Counsel. Reference is made to Exhibit 5.1.
      24.1**     --   Power of Attorney (see page II-5).
      27.1**     --   Financial Data Schedule.
      99.1**     --   Consent of Lynn Forester filed pursuant to Rule 438 under
                      the Securities Act.
      99.2**     --   Consent of John McCartney filed pursuant to Rule 438 under the Securities Act.
      99.3**     --   Consent of Paul S. Latchford filed pursuant to Rule 438
                      under the Securities Act.


---------------
*   To be supplied by amendment

**  Previously filed.

*** Filed herewith.

+ Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.